EXHIBIT 10.20

The following form of agreement was executed by The Ohio Valley Bank Company and each of the following directors on the dates indicated beside their names:

Name	Date of Agreement

David W. Thomas	December 20, 2016

Harold A. Howe	December 13, 2016

Jeffrey E. Smith	December 13, 2016

Steven B. Chapman	December 13, 2016

Thomas E. Wiseman	December 13, 2016

2016 DETERMINATION OF DIRECTOR'S FEES

FOR PURPOSES OF THE DIRECTOR RETIREMENT AGREEMENT
FOR _____________

THIS AGREEMENT is made this ______ day of December, 2016, by and between THE OHIO VALLEY BANK COMPANY located in Gallipolis, Ohio (the "Company"), and ______________ (the "Director").

The Company and the Director entered into a DIRECTOR RETIREMENT AGREEMENT most recently amended and restated on ____________________, 20__ (the "Agreement").

The Director agrees that Director's "total annual or monthly fees" for purposes of sections 2.1.1 Normal Retirement Benefit, 2.2.1 Disability Benefit, and 3.1.1 Death During Active Service will include the annual board retainer and monthly fees paid to all directors, earned by the Director during a Plan Year and will not include committee fees of any type, lead director fees or other special director fees.

The parties, by executing this Agreement hereby agree to the terms stated herein.

DIRECTOR:	THE OHIO VALLEY BANK COMPANY

By:
Title: